Exhibit 99.2

AGREEMENT FOR MUTUAL RELEASE OF CLAIMS AND REIMBURSEMENT OF CERTAIN EXPENSES

This Agreement, dated August 27, 2018 (this “Agreement”), is by and among Nathan G. Miller (the “Shareholder”) and Destination Maternity Corporation (the “Company”).

WHEREAS, Shareholder led a successful proxy contest with the Company resulting in the election of four nominees to the Company’s Board of Directors (“Board”) at the Company’s annual shareholders’ meeting on May 23, 2018 (the “Proxy Contest”);

WHEREAS, Shareholder incurred certain fees and expenses, including attorneys’ fees, in connection with the Proxy Contest;

WHEREAS, the Board has determined that the results of the Proxy Contest benefited the Company as a whole and all of its shareholders, and that the Company derived a corporate benefit from the Proxy Contest; and

WHEREAS, each of the Company and Shareholder has determined that it is in its best interests to enter into this Agreement.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1)

Shareholder Release. Shareholder hereby agrees for the benefit of the Company, and each controlling person, officer, director, stockholder, agent, affiliate, employee, partner, attorney, heir, assign, executor, administrator, predecessor and successor, past and present, of the Company (the “Company Released Persons”) that Shareholder and its heirs, executors, representatives, administrators, agents, and assigns acknowledge full and complete satisfaction of, and covenant not to sue, and forever fully release and discharge each Company Released Person of, and hold each Company Released Person harmless from, any and all rights, claims, demands, debts, obligations, liabilities, costs, attorneys’ fees, expenses, suits, losses and causes of action (“Claims”) of any nature whatsoever, arising out of the Proxy Contest that may have arisen or could have arisen before the date this Agreement was executed by both parties (the “Effective Date”). This release and waiver of Claims excludes, and Shareholder does not waive, release, or discharge any claims that (a) arise after the Effective Date; or (b) arise out of this Agreement.

2)

Company Release. The Company hereby agrees for the benefit of Shareholder, and its heirs, executors, representatives, administrators, agents, and assigns (“Shareholder Released Persons”) that the Company and each controlling person, officer, director, stockholder, agent, affiliate, employee, partner, attorney, heir, assign, executor, administrator, predecessor and successor, past and present, of the Company acknowledge full and complete satisfaction of, and covenant not to sue, and forever fully release and discharge each Shareholder Released Person of, and hold each Shareholder Released Person harmless from, any and all Claims of any nature whatsoever, arising out of the Proxy Contest that may have arisen or could have arisen before the Effective Date. This release and waiver of Claims excludes, and the Company does not waive, release, or discharge any claims that (a) arise after the Effective Date; or (b) arise out of this Agreement.

3)

Fees and Expenses. The Company shall reimburse the reasonable and adequately documented out-of-pocket costs, fees and expenses incurred by Shareholder in connection with the Proxy Contest, including, without limitation, its communications with the Board and the Company’s management and the preparation and filing of documents with the U.S. Securities and Exchange Commission (the “Reimbursable Expenses”), in an amount equal to US$1,200,000.00. The parties further agree and acknowledge that adequate documentation has been provided for the Reimbursable Expenses prior to the date hereof. The Company agrees that it shall pay the Reimbursable Expenses, in the amounts, at the times and to the accounts identified in writing by Shareholder in a flow of funds document provided by Shareholder no later than one (1) business day after the Effective Date. To the extent that any Reimbursable Expenses are scheduled to be paid (and such payment is to be made to Shareholder) after the date of this Agreement, the Company shall pay interest to Shareholder at a rate of 5%, such interest to accrue from the third (3rd) business day after the Effective Date until the date of payment by the Company of such Reimbursable Expense. Neither the Company, on the one hand, nor Shareholder, on the other hand, shall be responsible for the costs, fees, or expenses of the other party in connection with the drafting and negotiation of this Agreement.

4)

Confidentiality. The parties acknowledge that the Company may make Confidential Information (as defined below) available to Shareholder from time to time, including, among other items, in the course of performing its obligations under this Agreement and for the purpose of discussing the Company’s investor engagement efforts and strategic plan. For purposes hereof, “Confidential Information” shall mean that confidential business information of the Company disclosed or made available to Shareholder by or on behalf of the Company, or otherwise discovered, developed or known by Shareholder in connection with this Agreement and the Proxy Contest. Without limiting the generality of the foregoing, Confidential Information shall include, but shall not be limited to:

a.

information that is not generally known to the competitors of the Company concerning the Company’s business and operations, trade secrets, customer identity and lists, sales and management, supplier lists, employee effectiveness and compensation, market strategies and plans, profit and loss information, product cost, gross margins, credit and other sales terms and conditions, computer programs, source code, formats and algorithms, other technical information and know-how, databases, systems, and generally the Company’s goodwill with its customers;

b.

information associated with the Company’s proprietary lists of consumers (such as, without limitation, direct mail response rates, list usage, the data contained in the lists, and circulation and marketing plans), marketing surveys, manuals, memoranda, price lists, employee programs, records, training methods, personnel information, and all other proprietary information of the Company, in each case, whether or not designated, legended, or otherwise identified by the Company as Confidential Information; and

c.	all comparable confidential information of the Company’s affiliates or other third party confidential information provided by Company.

Shareholder will, for a period of twenty-four (24) months after the Effective Date, hold in confidence and not disclose or, except in performing his obligations pursuant to this Agreement, use any Confidential Information. Shareholder further agrees to hold in confidence and not disclose its analysis, if any, of the effect of such Confidential Information on the Company’s investor engagement efforts or strategic plan. Shareholder shall promptly notify the Company of any unauthorized use or disclosure of Confidential Information Shareholder becomes aware of and cooperate with the Company to prevent further use or disclosure. If Shareholder is required by applicable law or a valid legal order or judicial subpoena to disclose any Confidential Information, Shareholder shall, before such disclosure, notify the Company in writing of such requirements so that the Company may seek a protective order or other remedy, and Shareholder shall assist and cooperate with the Company therewith. If Shareholder remains legally compelled to make such disclosure, it shall: (x) only disclose that portion of the Confidential Information that, in the written opinion of its legal counsel, Shareholder is required to disclose; and (y) use reasonable efforts to ensure that such Confidential Information is afforded confidential treatment. On or prior to the date that is twenty-four (24) months after the Effective Date, Shareholder shall within five (5) days of the Company’s request, at the Company’s option, either return to the Company or destroy all Confidential Information in its possession, and certify in writing to the Company the destruction of such Confidential Information. Shareholder further agrees to abide by the Company’s (A) blackout policies and (B) other policies restricting the trading of Company securities when in possession of material nonpublic information relating to the Company, in each case of (A) and (B) as such policies may be amended from time to time (and such amended policies shall be provided to Shareholder promptly after the date of any such amendment).

5)

No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

6)

Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is sent to the email address set forth below and the appropriate confirmation is received; or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

If to the Company:

Destination Maternity Corporation

232 Strawbridge Drive

Moorestown, NJ 08057

Attention: General Counsel

Email: generalcounsel@destinationmaternity.com

With a copy to (which shall not constitute notice):

Kluk Farber Law PLLC

166 Mercer St., 6B

New York, New York 10012

Attention: Sonia Farber, Esq.

Email: Sonia@klukfarber.com

If to Shareholder:

Nathan G. Miller

347 Lukes Wood Road

New Canaan, CT 06840

Email: Nathan.Miller@ngmam.com

7)

Miscellaneous. The parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury; (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief; and (e) each of the parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such parties’ principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

8)

Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

9)

Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

10)	Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

11)	Successors and Assigns: This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

12)	No Third Party Beneficiaries: This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

13)

Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

SHAREHOLDER:

/s/ Nathan G. Miller
Name:	Nathan G. Miller
Title:	Managing Partner
Date:	August 27, 2018

COMPANY:

DESTINATION MATERNITY CORPORATION

By:	/s/ Marla A. Ryan
Name:	Marla A. Ryan
Title:	Chief Executive Officer
Date:	August 27, 2018

[Signature Page to DEST Agreement for Mutual Release of Claims and Reimbursement of Certain Expenses]